Exhibit 99.1

Proto Labs Reports First Quarter 2012 Financial Results

Revenue Increases 34% Year over Year to Set Quarterly Record of $30 Million

MAPLE PLAIN, Minn.—May 3, 2012— Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled quick-turn manufacturer, today announced its financial results for the first quarter ended March 31, 2012.

Highlights for Q1 2012 include:

•

Revenue increased to a record $30.0 million, 34 percent above revenue of $22.3 million in the first quarter of 2011. On a sequential basis, revenue increased 17 percent compared to the fourth quarter of 2011.

•	International revenue grew to $7.8 million, or 26 percent of revenue, in the first quarter of 2012 compared to $4.9 million, or 22 percent of revenue in the same quarter in 2011.

•	During the first quarter of 2012, revenue from 753 new customer companies totaled $2.9 million and revenue from 2,931 existing customer companies totaled $27.1 million.

•	Gross margin was 59.1 percent of revenue in the first quarter of 2012 compared with 62.3 percent in the first quarter of 2011 and 56.8 percent in the fourth quarter of 2011.

•

Net income totaled $4.8 million, or $0.22 per share. After adding back the after-tax expense of stock compensation, non-GAAP net income was $5.4 million, or $0.24 per share. See “Non-GAAP Financial Measure” below.

“Our first quarter revenue demonstrates the growing demand for our unique, technology-enabled manufacturing services,” said Brad Cleveland, President and CEO of Proto Labs. “We are especially pleased with the growth of new customers as our experience shows that once a customer does business with us, they tend to come back in future periods and do even more business with us. Our marketing and sales engines continue to help drive our customer acquisition and revenue opportunities.”

Additional Q1 highlights include:

•	Operating margin was 25.5 percent of revenue compared with 31.7 percent in the first quarter a year ago and 19.1 percent in the 2011 fourth quarter.

•	Cash generated through the completion of the initial public offering was $72 million, net of offering expenses. As of March 31, 2012, cash and investment balances totaled $80 million.

•	Expenditures on capital equipment were $8.3 million in the first quarter of 2012.

“We significantly strengthened our balance sheet in the quarter, enhancing our cash position and providing us with the financial resources necessary to pursue our growth strategy to drive revenue and enhanced profitability. We are focused on our opportunities to increase penetration of existing customer accounts, acquire new customers in existing markets, expand into new markets overseas, and broaden our part envelope and introduce new manufacturing processes to serve a broader range of customer needs. I would like to thank the Proto Labs team who remained focused on execution and generated excellent financial results in the quarter,” concluded Mr. Cleveland.

Non-GAAP Financial Measure

The company has included non-GAAP net income, adjusted for stock-based compensation expense in this press release to provide investors with additional information regarding the company’s financial results. The company has provided below a reconciliation of non-GAAP net income, adjusted for stock-based compensation expense, to net income, the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP net income, adjusted for stock-based compensation expense, is used by the company’s management and board of directors to understand and evaluate operating performance and trends and provides a useful measure for period-to-period comparisons of the company’s business. Accordingly, the company believes that non-GAAP net income, adjusted for stock-based compensation expense, provides useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its first quarter financial results today, May 3, at 8:30 a.m. ET. To access the call, please dial 866-804-6929, or outside the U.S. 857-350-1675. Please use participant code 52469989. A simultaneous webcast of the call will also be available on the investor relations section of the company’s website at www.protolabs.com/investors. An audio replay will be available for 14 days following the call on the investor relations website of Proto Lab’s website.

About Proto Labs, Inc.

Proto Labs is a leading online and technology-enabled quick-turn manufacturer of custom parts for prototyping and short-run production. Proto Labs provides “Real Parts, Really Fast” to product developers worldwide. Proto Labs utilizes computer numerical control (CNC) machining and injection molding to manufacture custom parts for our customers. For more information, visit protolabs.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Proto Labs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section of the final prospectus relating to the Proto Labs’ initial public offering, as filed with the SEC, as well as in Proto Labs’ subsequent reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Proto Labs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Proto Labs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Proto Labs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Contacts:

Investor Relations:

Jack Judd, 763-479-7408

Jack.judd@protolabs.com

Media Relations:

Bill Dietrick, 763-479-7664

Bill.dietrick@protolabs.com

Proto Labs, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets
Cash	$79,679	$8,135
Short-term marketable securities	—	250
Accounts receivable, net	14,782	11,533
Inventory	3,905	3,797
Other current assets	4,310	4,362

Total current assets	102,676	28,077

Property and equipment, net	41,099	34,249

Total assets	$143,775	$62,326

Liabilities, redeemable convertible stock and shareholders’ equity (deficit)
Current liabilities
Accounts payable	$5,788	$4,431
Accrued compensation	3,464	4,767
Accrued liabilities and other	4,053	351
Current portion of long-term debt obligations	389	390

Total current liabilities	13,694	9,939

Deferred tax liability	4,252	4,252
Long-term debt obligations	526	613
Other	856	871

Redeemable convertible preferred and common stock	—	66,894

Shareholders’ equity (deficit)	124,447	(20,243)

Total liabilities, redeemable convertible stock and shareholders’ equity (deficit)	$143,775	$62,326

Proto Labs, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues
Protomold	$21,793	$16,921
Firstcut	8,177	5,414

Total revenues	29,970	22,335

Cost of revenues
Protomold	8,936	6,198
Firstcut	3,307	2,231

Total cost of revenues	12,243	8,429

Gross profit	17,727	13,906

Operating expenses
Marketing and sales	4,441	3,215
Research and development	1,660	1,112
General and administrative	3,988	2,506

Total operating expenses	10,089	6,833

Income from operations	7,638	7,073
Other expense, net	577	81

Income before income taxes	7,061	6,992
Provision for income taxes	2,279	2,269

Net income	4,782	4,723
Less: dividends on redeemable preferred stock	—	(1,031)
Less: undistributed earnings allocated to preferred shareholders	—	(1,259)

Net income attributable to common shareholders	$4,782	$2,433

Net income per share:
Basic	$0.23	$0.21

Diluted	$0.22	$0.19

Shares used to compute net income per share:
Basic	20,934,948	11,581,430
Diluted	22,226,356	12,868,254

Proto Labs, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Operating activities
Net income	$4,782	$4,723
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,328	893
Stock-based compensation expense	850	198
Changes in operating assets and liabilities:	451	182

Net cash provided by operating activities	7,411	5,996

Investing activities
Purchases of property and equipment	(8,264)	(2,262)
Proceeds from sale of marketable securities	250	250

Net cash used in investing activities	(8,014)	(2,012)

Financing activities
Proceeds from initial public offering, net of offering costs	71,675	—
Payments on debt, net	(94)	(647)
Proceeds from exercises of warrants and stock options	30	222

Net cash provided by (used in) financing activities	71,611	(425)

Effect of exchange rate changes on cash	536	27

Net increase in cash	71,544	3,586

Cash, beginning of period	8,135	6,101

Cash, end of period	$79,679	$9,687

Proto Labs, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measure

(In thousands, except share and per share amounts)

(Unaudited)

Three Months Ended March 31, 2012
Non-GAAP net income, adjusted for stock-based compensation expense:
GAAP net income	$4,782
Add back: Stock-based compensation expense
Cost of revenue	45
Marketing and sales	73
Research and development	78
General and administrative	654

Total stock-based compensation expense	850
Less: Tax benefit on stock-based compensation	(265)

Non-GAAP net income	$5,367

Non-GAAP net income per share:
Basic	$0.26

Diluted	$0.24

Shares used to compute non-GAAP net income per share:
Basic	20,934,948
Diluted	22,226,356